PROMISSORY NOTE

$990,000                                                                                                      Dated November 10, 2009

FOR VALUE RECEIVED, the undersigned promises to pay to the order of DONGGUAN CHDITN PRINTING CO., LTD., a corporation organized under the laws of the Peoples’ Republic of China its successors or assigns (the “Holder”), the sum of NINE HUNDRED AND NINETY THOUSAND AND NO/00 ($990,000.00) DOLLARS to pay off existing debt in Décor Products International, Inc. as set forth in Exhibit A, with an interest rate of 4%, payable one year from the date of execution hereof.

THE TOTAL OF NINE HUNDRED AND NINETY THOUSAND AND NO/00 ($990,000) DOLLARS, PLUS ACCRUED INTEREST, WILL BE PAID, NOVEMBER 10, 2010.

IN WITNESS WHEREOF, the Maker has caused this note to be executed by its duly authorized officer on this 10th day of November, 2009.

MAKER
Décor Products International, Inc.

By: /s/ Liu Rui Sheng
             Liu Rui Sheng
             President

EXHIBIT A

DEBT TO BE SETTLED

On June 1, 2009, CHDITN signed a Promissory Note with Precursor Management, Inc. (“Precursor”), stating that CHDITN promises to pay to the order of Precursor the sum of Forty Thousand Six Hundred Fifty Dollars ($40,650), representing a principal amount of $40,000  plus interest of $650, or approximately 6.5% interest per annum, payable on September 30, 2009.  On July 23, 2009, MUBM signed a written Guaranty, guaranteeing the payment of the $40,650 Promissory Note dated June 1, 2009 within 365 days.

On June 1, 2009, CHDITN signed a second Promissory Note with Precursor stating that CHDITN promises to pay to the order of Precursor the sum of Forty Thousand Six Hundred Fifty Dollars ($40,650), representing a principal amount of $40,000  plus interest of $650, or approximately 6.5% interest per annum, payable on September 30, 2009.  On July 23, 2009, MUBM signed a written Guaranty, guaranteeing the payment of the $40,650 Promissory Note dated June 1, 2009 within 365 days.

On June 1, 2009, CHDITN signed a third Promissory Note with Precursor stating that CHDITN promises to pay to the order of Precursor the sum of Sixty Thousand Nine Hundred and Seventy Five Dollars ($60,975), representing a principal amount of $60,000  plus interest of $975, or approximately 6.5% interest per annum, payable on September 30, 2009.  On July 23, 2009, MUBM signed a written Guaranty, guaranteeing the payment of the $40,650 Promissory Note dated June 1, 2009 within 365 days.

On June 1, 2009, CHDITN signed a third Promissory Note with Precursor stating that CHDITN promises to pay to the order of Precursor the sum of Five Hundred and Seventy Four Thousand, One Hundred and Eighty One Dollars ($574,181), representing a principal amount of $565,000 plus interest of $9,181, or approximately 6.5% interest per annum, payable on September 30, 2009.  In the event of default, the sum of $574,181 shall be immediately due to Precursor along with a default penalty in the amount of $35,000. On July 23, 2009, MUBM signed a written Guaranty, guaranteeing the payment of the $565,000 Promissory Note dated June 1, 2009 within 265 days. Décor Products International, Inc. also entered into a Stock Pledge Agreement stating that 3,000,000 shares of MUBM common stock (beneficially owned by Man Kwai Ming) shall be pledged as collateral for the $574,181 Promissory Note with Precursor.